As filed with the Securities and Exchange Commission on April 17, 2024

Registration No. 333-276152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

(Exact name of Registrant as specified in its charter)

Nevada	4724	93-4332287
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maitong Sunshine Cultural Development Co., Limited

Room 202, Gate 6, Building 9, Yayuan,

Anhui Beili, Chaoyang District, Beijing, China

Office: +86 (010) 6492 7946

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

United Corporate Services, Inc.

2520 St Rose PKWY Ste 319, Henderson, NV 89074, USA

Office: 800-899-8648

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Robert Brantl, Esq.

181 Dante Avenue

Tuckahoe, NY 10707-3042

917-513-5701

E-mail: rbrantl21@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Maitong Sunshine Cultural Development Co., Limited is filing this Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-276152) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, the Exhibit Index and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted from the amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(a) Exhibits:

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on April 17, 2024.

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED.

By:	/s/ Huang Fang
	Name:	Huang Fang
	Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Shang Jia
	Name:	Shang Jia
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

/s/ Huang Fang	April 17, 2024
Huang Fang
Chairwoman of the Board Chief Executive Officer and Director (Principal Executive Officer)

/s/ Shang Jia	April 17, 2024
Shang Jia
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation of Registrant(1)
3.2	Bylaws of Registrant(1)
5.1	Legal Opinion of Robert Brantl, Esq.(1)
5.2	Legal opinion of Beijing Jingping Law Office dated March 28, 2024(4)
10.1	Share Exchange Agreement(1)
10.2	Appointment Letter dated September 6, 2023, by and between Huang Fang and Maitong Sunshine Cultural Development Co., Limited(1)
10.3	Project Cooperation Agreement dated November 10, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and Hebei Bailu Business Hotel Co., Ltd.(2)
10.4	Agency Contract dated December 1, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and Linyi International Travel Agency Co., Ltd.(2)
10.5	“Camp in the Future” Camp Project Cooperative Agreement dated December 13, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and Yingdong Future (Beijing) Culture Communication Co., Ltd.(2)
10.6	Project Agency Cooperation Agreement dated November 10, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and Beijing Jiguantong Technology Co., Ltd.(2)
10.7	Strategic Cooperation Agreement dated November 14, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and LKK Design Co., Ltd.(2)
10.8	Strategic Cooperation Agreement dated December 13, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and Tomato Intelligent Manufacturing (Beijing) Technology Co., Ltd.(2)
10.9	Labor Contract dated November 1, 2023 between Beijing Tongzhilian Cultural Development Co., Ltd. and Shang Jia(2)
10.10	Form of employee labor contract(2)
10.11	Promissory Note(2)
21.1	List of Company Subsidiaries(1)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Robert Brantl, Esq.. is included in Exhibit 5.1(1)
23.3	Consent of Beijing Jingping Law Office is included in Exhibit 5.2(4)
107	Filing Fee Table(1)

*****************************

(1)	Filed as an exhibit to the Registration Statement on Form S-1 filed on December 20, 2023
(2)	Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 26, 2024
(3)	Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 filed on February 22, 2024
(4)	Filed as an exhibit to Amendment No. 4 to the Registration Statement on Form S-1 filed on April 15, 2024

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